As filed with the Securities and Exchange Commission on June 26, 2000
                                                  Registration No.
                                                                   -------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                EATON VANCE CORP.
                                -----------------
               (Exact name of issuer as specified in its charter)

Maryland                                                        04-2718215
--------                                                        ----------
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                                  Number)

     The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109
     -----------------------------------------------------------------------
               (Address of Principal Executive Offices - Zip Code)

                             1998 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the Plan)

                              Alan R. Dynner, Esq.
                                Eaton Vance Corp.
                   The Eaton Vance Building, 255 State Street
                                Boston, MA 02109
                                ----------------
                     (Name and address of agent for service)

                                  (617)482-8260
                                  -------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                        Proposed                Proposed
          Title of                                      maximum                 maximum
         Securities                                     offering                aggregate
            to be               Amount to be            price per               offering                Amount of
         registered             registered (1)          share (2)               price                   registration fee
         ----------             --------------          ---------               -----                   ----------------
Non-Voting Common Stock             3,000               $ 22.9375               $     68,812.50         $    18.17
$.015625 par value                565,700               $ 34.3750               $ 19,445,937.50         $ 5,133.73
                                    5,800               $ 37.8125               $    219,312.50         $    57.90
                                    6,748               $ 35.5625               $    239,975.75         $    63.35
                                   22,000               $ 43.0625               $    947,375.00         $   250.11
                                    1,418               $ 42.3125               $     59,999.13         $    15.84
                                2,303,410               $ 46.1875 (3)           $106,388,749.38         $28,086.63
------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be issuable pursuant to the Plan in the event of a stock dividend, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event.

(2) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1).

(3) As instructed by Rule 457(h)(1) and estimated in accordance with Rule 457(c) based upon the average of the high and low prices on The New York Stock Exchange on June 23, 2000.

                               Page 1 of 8 pages.
                           Exhibit Index is on page 5.

                                EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of General Instructions D and E to Form S-8. The purpose of this Registration Statement is to register 2,908,076 additional shares of Non-Voting Common Stock, $.015625 par value per share, issued or to be issued under Registrant's 1998 Stock Option Plan. The contents of a Registration Statement filed August 13, 1999 for the same purpose but relating to different shares (File No. 333-85137 - Accession No. 0000350797-99-000002) are incorporated herein by reference.

     The Company will deliver a prospectus meeting the requirements of Part I of Form S-8 to all persons granted options to purchase stock pursuant to the Plan in accordance with the requirements of Rule 428.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 27th day of April, 2000.

                                EATON VANCE CORP.


                                By:     /s/ James B. Hawkes
                                        ------------------------------
                                        James B. Hawkes
                                        President


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Eaton Vance Corp., hereby severally constitute and appoint Alan R. Dynner, and Eric G. Woodbury, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Eaton Vance Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                             Date
---------                       -----                             ----

/s/ James B. Hawkes             President, Chief Executive        April 27, 2000
---------------------------      Officer and Director
James B. Hawkes                  (Principal Executive Officer)

/s/ John G.L. Cabot             Director                          April 27, 2000
---------------------------
John G.L. Cabot

/s/ John M. Nelson              Director                          April 27, 2000
---------------------------
John M. Nelson

/s/ Vincent M. O'Reilly         Director                          April 27, 2000
---------------------------
Vincent M. O'Reilly

/s/ Leo I. Higdon               Director                          April 27, 2000
---------------------------
Leo I. Higdon

/s/ Ralph Z. Sorenson           Director                          April 27, 2000
---------------------------
Ralph Z. Sorenson

/s/ William M. Steul            Treasurer (Principal              April 27, 2000
---------------------------      Financial Officer)
William M. Steul

/s/ Laurie G. Russell           Chief Accounting                  April 27, 2000
---------------------------      Officer
Laurie G. Russell

                                  EXHIBIT INDEX

                                                                      Sequential
                                                                      Page No.
                                                                      ----------

Exhibit 4.1 (Specimen certificate representing
the Non-Voting Common Stock is filed as
Exhibit No. 4.1 to the registration statement
on Form S-8 of the Company dated September 3, 1998
(SEC Registration No. 333-62801) and is incorporated
herein by reference).........................................................N/A

Exhibit 5.1 (Opinion and Consent of
Nixon Peabody LLP) (filed herewith)..........................................6-7

Exhibit 23.1 (Consent of
Deloitte & Touche LLP) (filed herewith)........................................8

Exhibit 23.2 (Consent of Nixon Peabody LLP
is included in Exhibit 5.1) (filed herewith).................................6-7

Exhibit 24.1 (Power of Attorney) (filed herewith)..............................3

Exhibit 99.1 (Copy of Registrant's 1998 Stock
Option Plan is filed as Exhibit No. 10.1 to
Registrant's Form 10-Q for the fiscal quarter
ended July 31, 1998 and is incorporated
herein by reference).........................................................N/A

                                                                     Exhibit 5.1
                         [NIXON PEABODY LLP LETTERHEAD]
                                    Suite 900
                              401 9th Street, N.W.
                           Washington, D.C. 20004-2128
                                 (202) 585-8000
                               Fax: (202) 585-8080

                                                June 22, 2000

Board of Directors
Eaton Vance Corp.
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     We have acted as special counsel for Eaton Vance Corp., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering of up to and including 2,908,076 shares (the "Shares") of the Company's non-voting common stock, $0.015625 par value, pursuant to the Company's 1998 Stock Option Plan (the "Plan").

     In arriving at the opinions expressed below, we have examined and relied on the following documents:

     (i)   the Registration Statement;

     (ii)  the Plan;

     (iii) the Articles of Incorporation of the Company, as amended;

     (iv)  the By-Laws of the Company in force as of the date hereof;

     (v)   the certificate of the Assistant Secretary of the Company; and

     (vi)  certain resolutions of the Board of Directors of the Company.

     In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and upon issuance and delivery in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Eaton Vance Corp.
June 22, 2000
Page 2


     The opinions set forth above represents our conclusion as to the application of the general corporation law of Maryland, exclusive of the securities or "blue sky" laws of the state of Maryland, about which we express no opinion, and federal laws to the instant matter, and we can give no assurance that changes in such laws, or in the interpretation thereof, will not affect the opinion expressed by us. Moreover, there can be no assurance that a court considering the issues would not hold contrary to such opinion. Further, the opinion set forth represents our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact could affect the opinion expressed herein.

     Our opinion is further qualified to the extent that the validity of any provision of the Plan or the rights of any grantee under the Plan may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm in the Registration Statement.

                                Very truly yours,

                                /s/ Nixon Peabody LLP
                                --------------------------------
                                Nixon Peabody LLP

                                                                    Exhibit 23.1
                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Eaton Vance Corp. on Form S-8 of our report dated November 30, 1999, (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for offering costs incurred in connection with the distribution of closed end funds) appearing in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 1999 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/     Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts
June 26, 2000